Exhibit 24.1

POWER OF ATTORNEY

The undersigned, being a director or officer or both of Wholesale Auto Receivables Corporation, hereby constitutes and appoints Linda K. Zukauckas, Karen A. Sabatowski and Richard V. Kent, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and her and in his or her name, place and stead, in any and all capacities (including his or her capacity as director and/or officer of Wholesale Auto Receivables Corporation), to sign a Registration Statement on Form S-3 covering Asset Backed Notes and Certificates to be sold by Wholesale Auto Receivables Corporation and any or all amendments (including post-effective amendments) to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this power of attorney has been executed by the undersigned on October 22, 2003.

/s/ DAVID J. BROPHY	/s/ WILLIAM F. MUIR
David J. Brophy	William F. Muir

/s/ PAUL D. BULL	/s/ CYNTHIA A. RANZILLA
Paul D. Bull	Cynthia A. Ranzilla

/s/ ERIC A. FELDSTEIN	/s/ JEROME B. VAN ORMAN, JR.
Eric A. Feldstein	Jerome B. Van Orman, Jr.

/s/ JOHN D. GIBSON	/s/ LINDA K. ZUKAUCKAS
John D. Gibson	Linda K. Zukauckas

/s/ ROBERT D. KEMP, JR.
Robert D. Kemp, Jr.